UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018 (June 5, 2018)

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38091	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 730 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 925-3777

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2018, in connection with the acquisitions by National Energy Services Reunited Corp (the “Company” or “NESR”) of Gulf Energy SAOC (“GES”) and National Petroleum Services (the “Business Combination”), which acquisitions were consummated on June 6, 2018, NESR entered into the following agreements with Hana Investments Co. WLL (“Hana Investments”): (i) a Loan Agreement; (ii) a Share Purchase Exchange Agreement (iii) a Relationship Agreement; and (iv) a Registration Rights Agreement.

Loan Agreement

Pursuant to the Loan Agreement, the Company borrowed $50,000,000 from Hana Investments (the “Olayan Loan”) on an unsecured basis. The Olayan Loan matures on December 17, 2018 and can be prepaid at any time in NESR ordinary shares at a conversion rate of $11.244 per share or cash, at the election of the lender, after the Company delivers five business days’ notice of its intent to repay the Olayan Loan. The Olayan Loan is interest bearing and will accrue interest at the greater of (i) an amount equal to $4.0 million payable on maturity or prorated if the loan is prepaid, and (ii) at a rate per annum equal to One Month ICE LIBOR, adjusted monthly on the first day of each calendar month, plus a margin of 2.25% payable on maturity or the date the loan is prepaid. The interest is payable in NESR ordinary shares at the conversion rate of $11.244 per share or cash at the election of the lender. In addition, Hana Investments has the right to convert the principal of the Olayan Loan into NESR ordinary shares on or prior to maturity at a conversion rate of $11.244 per share. The loan is subject to an origination fee of $600,000 payable in NESR ordinary shares at $11.244 per share or 53,362 shares at the closing of the Business Combination. If as a result of exercising any conversion rights in the Olayan Loan, Hana Investments’ total share ownership equals or exceeds 20% of the then outstanding NESR shares, then the conversion of any amount into NESR ordinary shares will be contingent upon NESR receiving shareholder approval for such issuance of NESR ordinary shares.

Shares Purchase Exchange Agreement

The Shares Purchase Exchange Agreement provides that Hana Investments shall contribute to the Company the NPS shares owned by Hana Investments as of the Business Combination closing date and NESR shall issue to Hana Investments 13,340,448 shares of NESR ordinary shares. In addition, at closing the Company agreed to pay Hana Investments interest of $4.7 million on Hana Investments initial purchase of NPS shares. The Company has the right to pay the interest in cash or issue 418,001 NESR ordinary shares to Hana Investments. The Company also agreed to enter into the Registration Rights Agreement related to any shares issued by the Company pursuant to the Shares Purchase Exchange Agreement and to enter into the Relationship Agreement.

Relationship Agreement

The Relationship Agreement sets out certain rights to which Hana Investments will be entitled as a shareholder of the Company and certain obligations of the Company and NESR Holdings Ltd. (“NESR Holdings”), being a shareholder of the Company. The Relationship Agreement entitles Hana Investments to have the right, as long as Hana Investments and its affiliates collectively hold, in the aggregate, at least 6,879,225 NESR ordinary shares, (i) to nominate, and the Company and NESR Holdings shall take all action necessary to cause the NESR board of directors (the “NESR Board”) to include one director to the NESR Board, (ii) a second independent director by agreement with the Company management and subject to approval of the NESR Board, and (iii) Hana Investments shall also have the right to nominate, and the Company and NESR Holdings shall take all necessary action to cause the Company senior management to include, one Executive Vice President who shall oversee the Company’s operations. Hana Investments further agreed that any shares of the Company received by Hana Investments pursuant to the Shares Purchase Agreement will not be sold by Hana Investments prior to six months after the closing of the Business Combination. The Company also agreed to reimburse Hana Investments for transaction fees and expenses in the amount of $2.4 million through the issuance of NESR ordinary shares at a conversion rate of $11.244 per share at the closing of the Business Combination.

Registration Rights Agreement

The Registration Rights Agreement provides that any time after the closing of the Business Combination Hana Investments may make a written demand for registration under the Securities Act of 1933 all or a part of the NESR ordinary shares or other securities held by Hana Investments and the Company shall file a registration statement within 60 days of receiving such demand. The agreement also provides that the registration of securities by the Company in response to such demand can be completed by the Company offering securities in an underwritten offering and Hana Investments shall have the right to participate in any underwritten offering or by participating in certain other registrations of securities by the Company. The Company also agrees to file a shelf registration statement within 4 months following the closing of the Business Combination and to maintain the effectiveness of any shelf registration and that the Company shall file any reports or take further actions allow Hana Investments to sell any registered securities pursuant to Rule 144 under the Securities Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 to this Report relating to the Loan Agreement is incorporated into this item by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the Business Combination, and as described in more detail in Item 1.01 of this Report, the Company issued an aggregate of 14,025,258 ordinary shares to Hana Investments. Such issuance was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2)  of the Securities Act. The disclosure set forth above in Item 1.01 of this Report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Loan Agreement, dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL

10.2	Shares Purchase Exchange Agreement, dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL

10.3	Relationship Agreement, dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL

10.4	Registration Rights Agreement, dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2018

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name:	Sherif Foda
Title:	Chief Executive Officer